CONTACT:

David Fry

Executive Vice President and

Chief Financial Officer

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL CORPORATION TO PARTICIPATE IN THE

STERNE AGEE 2009 FINANCIAL SERVICES SYMPOSIUM

LAKE SUCCESS, NY – February 4, 2009 — Flushing Financial Corporation (the “Company”) (NASDAQ-GS: FFIC), the parent holding company for Flushing Savings Bank, FSB, announced that David W. Fry, the Company’s Executive Vice President and Chief Financial Officer, will be participating in the Sterne Agee 2009 Financial Services Symposium on Monday, February 9, 2009.

Mr. Fry will make presentations to individual institutional investors through an arrangement with Sterne Agee. He will make the presentations at the Symposium in Orlando, Florida.

WHO

Flushing Financial Corporation is the parent holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the FDIC. The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its fifteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which enables the Bank to expand outside of its current geographic footprint. In 2007, the Bank established Flushing Commercial Bank, a wholly-owned subsidiary, to provide banking services to public entities including counties, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.

WHAT	Individual presentations at the Sterne Agee 2009 Financial Services Symposium.
WHEN/WHERE	February 9, 2008 at The Peabody Orlando in Orlando, Florida.
PRESENTATION

The presentations will focus on the Company’s performance and its strategic operating objectives. The slides used for these presentations will be available on the Company’s website, www.flushingsavings.com, on Monday, February 9, 2009, and will remain available through February 28, 2009.

RECENT NEWS

•      January 27, 2009 - Flushing Financial Corporation Reports Fourth Quarter Earnings Increase of 51 percent From Prior Year Quarter and Full Year Earnings Increase of 10 Percent From Prior Year.

•      January 14, 2009 - Flushing Savings Bank Announces the Opening of a New Branch at 1122 Franklin Avenue in Garden City, New York.

•      December 22, 2008 – Flushing Financial Corporation Completes $70 Million Capital Purchase Program Transaction with U.S. Treasury.

•      December 19, 2008 – Flushing Savings Bank Announces Participation in FDIC’s Transaction Account Guarantee Program.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingsavings.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section

27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

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